UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report: July 28, 2014
VIRCO MFG. CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-8777	95-1613718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2027 Harpers Way
Torrance, California		90501
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (310) 533-0474

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

VIRCO 8-K

Item 1.01. Entry into a Material Definitive Agreement

On July 28, 2014, Virco Mfg. Corporation (the “Company”) and Computershare Inc. (as successor-in-interest to Mellon Investor Services LLC) entered into Amendment No. 2 (the “Amendment”) to that certain Rights Agreement (the “Rights Agreement”) dated as of October 18, 1996, by and between the Company and The Chase Manhattan Bank, as amended by Amendment No. 1 dated April 27, 2007, between the Company and Mellon Investor Services LLC (as successor to The Chase Manhattan Bank). The Amendment changes the expiration of the rights from October 25, 2016 to July 28, 2014, effectively terminating the Rights Agreement as of that date.

The foregoing summary of the Amendment does not purport to be complete and is subject and qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number        Description

4.1	Amendment No. 2 to Rights Agreement, dated as of July 28, 2014, by and between Virco Mfg. Corporation and Computershare Trust Company, N.A., as Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRCO MFG. CORPORATION

Dated: July 28, 2014                By:    /s/ Robert A. Virtue
___________________________________________________________                                Robert A. Virtue
Chief Executive Officer and
Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Description
(d) Exhibit 4.1	Amendment No. 2 to Rights Agreement, dated as of July 28, 2014, by and between Virco Mfg. Corporation and Computershare Trust Company, N.A., as Rights Agent.